Exhibit 10.26

October 12, 2020

Calvin B. Hollinger

c/o Urban Outfitters, Inc.

5000 S. Broad Street

Philadelphia, PA 19112

Dear Calvin:

This letter agreement sets forth the terms of your separation of employment with Urban Outfitters, Inc. (“URBN” or the “Company”) as Chief Operating Officer for URBN effective October 31, 2020. You acknowledge and agree that this separation is a result of a management re-structuring initiative in which your position was made redundant.

1.

In consideration for your release of claims and other promises in this Agreement and in full settlement and satisfaction of any bonus, wages, commissions or other compensation potentially owed, URBN will (a) continue to pay to you $24,558.00 less applicable taxes and withholdings on a bi-weekly basis until October 30, 2021 (the “Salary Continuation”) which equals one year’s salary for a total of $638,508 gross; (b) subsidize 100% of the expense of your continuation of medical, dental, and vision benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 at current coverage levels until October 30, 2021 (the “COBRA Subsidy”); and (c) subject to approval by the Board of Directors, which shall not be withheld provided you sign this Agreement prior to October 30, 2020 and do not revoke it, the Company shall permit you to remain eligible to vest in all unvested shares from the February 28, 2017, February 27, 2018, and February 26, 2019 equity grants at the vesting dates specified in each grant instrument for a total of 53,334 shares, provided that the performance metrics are met and any other conditions precedent (other than active employment) are otherwise achieved. For the avoidance of doubt, you shall forfeit any shares under the February 2020 grant and there is no guarantee that any one of the aforementioned grants, in whole or in part, will qualify for vesting at its vesting date. With respect to the COBRA Subsidy, the Company will pay your COBRA premiums directly to the Plan’s COBRA Administrator provided that you timely elect COBRA coverage directly through the Plan’s COBRA Administrator. These payments are inclusive of vacation days, personal days and leaves of absence and you will not be eligible for any further payment of wages, bonus, or benefits in excess of what is specified herein.

2.

In consideration of these payments and related benefits, and intending to be legally bound, you hereby irrevocably and unconditionally release and forever discharge URBN and its parents, subsidiaries, affiliates and each of its and their past and present insurers, stockholders, directors, officers, employees, and other agents (“Released Parties”) of and from any and all losses, claims, causes of action, liabilities, damages, and expenses, including without limitation attorneys’ fees and costs, of any nature whatsoever, whether known or unknown, asserted or unasserted, which you ever had, now have, or hereafter may have against the Released Parties that arose at any time up through the time you sign this Agreement. This release includes claims arising during your employment or separation therefrom, including without limitation any and all claims arising under any oral or written contract, agreement or understanding (except this Agreement), or any other common-law claim, including but not limited to any claim for wrongful discharge, fraud, invasion of privacy, defamation, retaliation or any other common law principle. This release also includes any claims under any federal, state or local statute or ordinance, with all amendments thereto, including without limitation employment discrimination or other claims under Title VII of the Civil Rights Acts of 1964, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Health Insurance Portability and Accountability Act of 1996, the Sarbanes-Oxley Act of 2002, the United States or Pennsylvania Constitutions, the National Labor Relations Act, the Immigration Reform and Control Act of 1986, the Pennsylvania Human Relations Act and the Philadelphia Fair Employment Practices Ordinance. This release does not waive any claims that may arise after the date you sign the Agreement.

3.

You agree that you will not file, or permit to be filed in your name or on your behalf, any lawsuit or administrative claim against any of the persons or entities released in this Agreement based upon any act or event which occurred before the effective date of this Agreement. You will also not cooperate in the initiation of any lawsuits, except as otherwise required by law.

In the event any charge or complaint is filed or any action is pursued by others in your name or on your behalf by or before any federal, state, or local agency or court, you hereby waive the right to any damages or other relief from any such action. This paragraph does not apply to a challenge made by you to the knowing and voluntary nature of your waiver of claims under the Age Discrimination in Employment Act of 1967.

4.

You agree to keep the discussions in regard to your separation confidential and not to disclose to any third parties the terms and conditions or fact of this Agreement, except you may disclose such information to your personal financial and/or tax advisors, to members of your immediate family, and to your attorney. You further understand and agree that such information may be disclosed to the aforementioned individuals on the condition that such individuals in turn agree to keep such information completely confidential and not disclose it to others. However, this Paragraph shall not prohibit you from disclosing the fact and amount of the settlement to any federal, state or local taxing authority, as may otherwise be required by law.

You acknowledge your continuing obligation to protect the Company’s confidential and proprietary information. Confidential and proprietary information includes merchandising data and information, intellectual property such as trade secrets, trademarks and copyrights, as well as business, marketing and service plans, manufacturing ideas, designs, databases, records, salary information, any financial data and reports and any other information that you received, prepared or otherwise had access to during your employment that relates to the Company’s business, personnel or customers that is not otherwise generally available to the public. Unauthorized use or distribution of proprietary information violates the Company’s policies and this Agreement, and could also be illegal and may result in civil or even criminal penalties. You agree to return any and all information (including originals, copies or electronically stored data) that you prepared, received or otherwise acquired during your employment with the Company other than personal income, tax or benefit information or publicly available information. You agree to comply with the Company’s policies and procedures including the Company’s Code of Conduct and Ethics through the Salary Continuation and COBRA Subsidy periods.

5.

In consideration for the payments and benefits received under this Agreement, you agree that you will not make, publicly or privately, any disparaging remarks or otherwise make statements that would injure the business or reputation of the Company, including its officers, managers, members, directors, shareholders, agents or employees, provided, however, that you may respond accurately and fully to any question, inquiry or request for information when required by legal process.

6.

Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of Pennsylvania or federal law, if applicable. Any controversies or disputes regarding this Agreement shall be determined solely by a court in the Commonwealth of Pennsylvania. You consent to the exclusive jurisdiction of a court situated in the Commonwealth of Pennsylvania, and submit to such courts’ personal jurisdiction over you.

7.

In accordance with applicable law, you have twenty-one (21) days from the date of this Agreement to consider this Agreement and you are hereby advised of your right and are encouraged to consult with an attorney before signing. Should you sign this Agreement, you will have seven (7) days to revoke it by delivering written notice by 5:00 p.m. on or before the seventh day after signing to: Tricia Barrett at 5000 S. Broad Street, Philadelphia, PA 19112. By signing this Agreement, you are hereby acknowledging that you have carefully read and understand this Agreement, that you are signing voluntarily, that you are receiving severance pay to which you are not otherwise entitled, that this Agreement represents the entire Agreement between you and the Company, and that you are not entitled to any compensation, severance or other benefits not expressly specified in this Agreement. You also acknowledge that no one from URBN has made any representations or promises outside this Agreement and, even if they were made, such representations and promises are void and unenforceable.

Your signature below constitutes your acceptance of the above terms and your intent to be legally bound.

/s/ Calvin Hollinger                October 12, 2020

Employee Signature        Date

Calvin Hollinger

Print Employee’s Name

/s/ Richard A. Hayne                    October 13, 2020

Company Representative   Date

C.E.O., URBN

Title

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